Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
Solar Power, Inc.
4080 Cavitt Stallman Road
Suite 100
Granite Bay, CA. 95746
USA
We hereby consent to the use in the Prospectus constituting a part of this Amendment No. 5 to the Registration Statement of our report dated March 30, 2007, relating to the consolidated financial statements of International Assembly Solutions, Limited, a Hong Kong corporation which is contained in that Prospectus.
We also consent to the reference to us under the caption “Experts” in the Prospectus.
/s/ BDO McCabe Lo Limited
Hong Kong, June 25, 2007